UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2019

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Additional Notes

On February 8, 2019, Fortress Transportation and Infrastructure Investors LLC (the “Company”) closed its previously announced private offering of additional 6.75% senior notes due 2022 (the “Additional Notes”). $150.0 million aggregate principal amount of Additional Notes were issued in the offering (upsized from $100.0 million), at an issue price equal to 98.5% of principal, plus accrued interest from and including September 15, 2018. The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of outstanding revolving borrowings under the Company’s credit agreement dated as of June 16, 2017, as amended, and the funding of future investments, including aviation investments.

The Additional Notes were issued pursuant to the indenture, dated as of March 15, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 8, 2017, the Second Supplemental Indenture, dated as of August 23, 2017, the Third Supplemental Indenture, dated as of December 20, 2017, the Fourth Supplemental Indenture, dated as of May 31, 2018, and the Fifth Supplemental Indenture, dated as of February 8, 2019 (the “Fifth Supplemental Indenture”; the Base Indenture as so supplemented, the “Indenture”). The Company is filing the Fifth Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The original 6.75% senior notes due 2022 were issued in an aggregate principal amount of $250.0 million on March 15, 2017 (the “Original Notes”). An additional $100.0 million of 6.75% senior notes due 2022 were issued on August 23, 2017 (the “August Notes”), an additional $100.0 million of 6.75% senior notes due 2022 were issued on December 20, 2017 (the “December Notes”) and an additional $100.0 million of 6.75% senior notes due 2022 were issued on May 31, 2018 (the “May Notes”, together with the Original Notes, the August Notes, the December Notes and the Additional Notes, the “Notes”). There are $700.0 million aggregate principal amount of Notes outstanding as of the date hereof. The Additional Notes, the August Notes, the December Notes, the May Notes and the Original Notes have identical terms, other than with respect to the date of issuance and the issue price, and will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. For a description of the terms of the Indenture and the Notes, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2017, with respect to the Original Notes. The description of the Indenture contained herein and therein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.

The Additional Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated February 8, 2019, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank National Association, as trustee

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

	By:	/s/ Scott Christopher
	Name:	Scott Christopher
	Title:	Chief Financial Officer
Date: February 8, 2019